ADMINISTRATION AGREEMENT

            This AGREEMENT is made as of this 25th day of August 2010, between Asset Allocation Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware and Wells Fargo Funds Management, LLC (“Funds Management”), a limited liability company organized under the laws of the State of Delaware.

            WHEREAS, the Trust is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

            WHEREAS, the Trust desires to retain Funds Management to render certain administrative services to the Trust, and Funds Management is willing to render such services.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

            1.         Appointment.  The Trust hereby appoints Funds Management to act as Administrator of the Trust, and Funds Management hereby accepts such appointment and agrees to render such services and duties set forth in Paragraph 3, for the compensation and on the terms herein provided.

            2.         Delivery of Documents.  The Trust shall furnish to, or cause to be furnished to, Funds Management originals of, or copies of, all books, records, and other documents and papers related in any way to the administration of the Trust.

            3.         Duties as Administrator.   Funds Management shall, at its expense, provide the following administrative services in connection with the operations of the Trust:

                        (a)        coordinate with and supervise the Trust’s transfer agent;

                        (b)        receive and tabulate shareholder votes;

                        (c)        furnish statistical and research data;

(d)        coordinate (or assist in) the preparation and filing with the U.S. Securities           and Exchange Commission (“SEC”) of registration statements, notices,            shareholder reports, and other material required to be filed under          applicable laws;

(e)        prepare and file with the states registration statements, notices, reports, and other material required to be filed under applicable laws;

                        (f)         prepare and file Forms N-SAR and N-CSR;

(g)        review bills submitted to the Trust and, upon determining that a bill is appropriate, instruct the Trust’s custodian to pay such bills;

(h)        coordinate (or assist in) the preparation of reports and other information materials regarding the Trust including proxies and other shareholder communications, and review prospectuses;

(i)         provide legal and regulatory advice to the Trust in connection with its other administrative functions, including assignment of matters to outside legal counsel on behalf of the Trust and supervising the work of such counsel;

                        (j)         provide office facilities and clerical support for the Trust;

(k)        develop and implement procedures for monitoring compliance with regulatory requirements and compliance with the Trust’s investment objectives, policies and restrictions;

                        (l)         serve as liaison between the Trust and its independent auditors;

                        (m)       prepare and file tax returns;

                        (n)        review payments of Trust expenses;

                        (o)        prepare expense budgeting and accruals;

(p)        provide communication, coordination, and supervision services with regard to the Trust’s transfer agent, custodian, fund accountant, any co-administrators, and other service organizations that render recordkeeping or shareholder communication services;

(q)        supervise the Trust’s fund accounting agent in the maintenance of the Trust’s general ledger and in the preparation of the Trust’s financial statements, including oversight of expense accruals and payments and the determination of the net asset value of the Trust’s assets and of the Trust’s shares, and of the declaration and payment of dividends and other distributions to shareholders;

(r)        provide information to the Trust’s distributor concerning fund performance and administration;

                        (s)        recommend, supervise and conduct repurchase or tender offers for                                                        the Trust’s shares;

(t)         monitor any variance between the market value and net asset value per share, and periodically report to the Trust’s board of trustees with respect thereto;

                        (u)        provide reports to the Trust’s board of trustees regarding its activities;

(v)        assist in the preparation and assembly of meeting materials, including comparable fee information, as required, for the Trust’s board of trustees;

(w)       prepare and file an application for listing the Trust’s shares on the NYSE Amex Exchange, and prepare and file any other documents required to be filed with such exchange or any other exchange on which the Trust’s shares are listed or traded; and

(x)        provide any other administrative services reasonably necessary for the operation of the Trust other than those services that are to be provided by the Trust’s dividend disbursing agent, custodian, and fund accountant, provided that nothing in this Agreement shall be deemed to require Funds Management to provide any services that may not be provided by it under applicable banking laws and regulations.

            In performing all services under this Agreement, Funds Management shall: (a) act in conformity with the Trust’s Amended and Restated Agreement and Declaration of Trust (and By-Laws, if any), the 1940 Act, and any other applicable laws as may be amended from time to time, and all relevant rules thereunder, and with the Trust’s registration statement under the Securities Act of 1933 and the 1940 Act, as may be amended from time to time; (b) consult and coordinate with legal counsel to the Trust as necessary and appropriate; and (c) advise and report to the Trust and its legal counsel, as necessary and appropriate, with respect to any compliance or other matters that come to its attention.

            In connection with its duties under this Paragraph, Funds Management may, at its own expense, enter into sub-administration agreements with other service providers, provided that each such service provider agrees with Funds Management to comply with this Agreement and all relevant provisions of the 1940 Act, the Investment Advisers Act of 1940, any other applicable laws as may be amended from time to time, and all relevant rules thereunder.  Funds Management will provide the Trust with a copy of each sub-administration agreement it executes relating to the Trust.  Funds Management will be liable for acts or omissions of any such sub-administrators under the standards of care described herein under Paragraph 5.

            4.         Compensation.  In consideration of the administration services to be rendered by Funds Management under this Agreement, the Trust shall pay Funds Management a monthly fee, as shown on Appendix A, of the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the Trust’s net assets during the preceding month.  If the fee payable to Funds Management pursuant to this Paragraph begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  For purposes of calculating each such monthly fee, the value of the Trust’s net assets shall be computed in the manner specified in the registration statement as then on file with the SEC for the computation of the value of the Trust’s net assets in connection with the determination of the net asset value of Trust shares.  For purposes of this Agreement, a “business day” is any day that the Trust is open for trading.

            5.         Limitation of Liability; Indemnification.

                        (a)        Funds Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Funds Management’s willful misfeasance, bad faith, or negligence in the performance of its obligations and duties or that of its agents or sub-administrators, or by reason of its or their reckless disregard thereof.  Any person, even though also an officer, director, employee or agent of Funds Management, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Funds Management’s duties as Administrator hereunder), to be acting solely for the Trust and not as an officer, director, employee, or agent or one under the control or discretion of Funds Management even though paid by it.

                        (b)        The Trust will indemnify Funds Management against and hold it harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit relating to the Trust and not resulting from willful misfeasance, bad faith, or negligence of Funds Management or its agents or sub-administrators in the performance of their obligations and duties, or by reason of its or their reckless disregard thereof.  Funds Management will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust’s prior written consent.  Any amounts payable by the Trust under this Subparagraph shall be satisfied only against the assets of the Trust involved in the claim, demand, action, or suit and not against the assets of any other Trust.

(c)        Funds Management will indemnify the Trust against and hold it harmless from any and all losses, claims, damages, liabilities, or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit against the Trust that resulted from a failure of Funds Management or its agents to act in accordance with the standard of care set forth in Subparagraph (a) above; provided that such loss, claim, damage, liability or expense did not result primarily from willful misfeasance, bad faith, or negligence of the Trust or its agents (other than Funds Management or agents of Funds Management) in the performance of their obligations and duties, or by reason of its or their reckless disregard thereof.  The Trust will not confess any claim or settle or make any compromise in any instance in which Funds Management will be asked to provide indemnification, except with Funds Management’s prior written consent.

            6.         Allocation of Expenses.  Funds Management assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, provide its own office space, facilities and equipment.  In addition to the fees described in Section 4 of this Agreement, the Trust (or its other service providers, as may be provided pursuant to their respective agreements and contracts with the Trust) shall pay all of its expenses which are not expressly assumed by Funds Management hereunder.  The expenses of legal counsel and accounting experts retained by Funds Management, after consulting with the Trust’s legal counsel and independent auditors, as may be reasonably necessary or appropriate for the performance by Funds Management of its duties under this Agreement shall be deemed to be expenses of, and shall be paid for by, the Trust.

7.         Amendments.  This Agreement may be amended at any time by mutual agreement in writing of the Trust and Funds Management, provided that the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons of the Trust or any party to this Agreement, as defined by the 1940 Act, approves any such amendment in advance.

            8.         Administrator’s Other Businesses.  Except to the extent necessary to perform Funds Management’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Funds Management, or any affiliate or employee of Funds Management, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

            9.         Duration.  This Agreement shall become effective on its execution date and shall remain in full force and effect for one year or until terminated pursuant to the provisions in Paragraph 10, and it may be reapproved at least annually by the Board of Trustees, including a majority of the trustees who are not interested persons of the Trust or any party to this Agreement, as defined by the 1940 Act.

            10.       Termination of Agreement.  This Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the members of the Trust’s Board of Trustees, on 60 days’ written notice to Funds Management; or by Funds Management on 60 days’ written notice to the Trust.

            11.       Trust not bound to violate its Articles.  Nothing in this Agreement shall require the Trust to take any action contrary to any provision of its Amended and Restated Agreement and Declaration of Trust or to any applicable statute or regulation.

            12.       Miscellaneous.

                        (a)        Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or Funds Management shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Trust:

            Asset Allocation Trust

            525 Market Street, 12th Floor

            San Francisco, California 94105

            Attention:  C. David Messman

            To Funds Management:

            Wells Fargo Funds Management, LLC

            525 Market Street, 12th Floor

            San Francisco, California 94105

            Attention:  Andrew Owen

                        (b)        This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be subject to assignment (as that term is defined under the 1940 Act) without the written consent of the other party.

                        (c)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                        (d)        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one agreement.

The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f)         If any provision of this Agreement is declared to be prohibited or unenforceable, the remaining provisions of this Agreement shall continue to be valid and fully enforceable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                                                        ASSET ALLOCATION TRUST

                                                                        By:  /s/ C. David Messman____________________

                                                                                 C. David Messman

                                                                                 Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

                                                                        By:  /s/ Andrew Owen________________________

                                                                     Andrew Owen

                                                                                 Executive Vice President

APPENDIX A

ASSET ALLOCATION TRUST

ADMINISTRATION AGREEMENT

As compensation for the administrative services provided to the Trust, the Trust will not pay Funds Management an administrative fee as such fee is paid to Funds Management by the Wells Fargo Funds Trust feeder fund, Asset Allocation Fund, which invests substantially all of its assets in the Trust.

The foregoing statement is agreed to as of this 25th day of August 2010 and shall remain in effect until changed in writing by the parties.

ASSET ALLOCATION TRUST

By: /s/ C. David Messman________________

         C. David Messman

         Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ Andrew Owen___________________

         Andrew Owen

         Executive Vice President